Exhibit 10.2.4            (Translated from Portuguese)

Option Agreement

By this present Agreement entered into by, on the one side, Alvaro da Silva Souza, Brazilian, single, miner prospector, bearer of ID number RG 75528/SSP-RO, and Taxpayer's Registry no. CPF 414.532.122-72, with address at Av. Dr. Hugo de Mendonca, no. 420, Caixa Postal 034 - Bairro Centro, in the city of Itaituba, PA, CEP68181-970, hereinafter referred to as LICENSEE; and on the other side,

AURORA GOLD MINERACAO LTDA, a company registered with CNPJ under no. 07.763.340/0001-50, with its Office at Av. das Americas, no 700, bloco 8, lj. 215-A, parte, CEP: 22640-100, Barra da Tijuca, Rio de Janeiro, RJ, in this act represented by its attorney Luis Mauricio Ferraiuoli de Azevedo, Brazilian, single, lawyer, registered at the Brazilian Bar Association (RJ) under no. 80412 and registered at CPF/MF under no. 753.468.697-00, hereinafter referred to as AURORA,

WHEREAS:

A. The LICENSEE is the titleholder of certain mineral rights in areas located in the region named Garimpo do Novo Porto, Municipality of Itaituba, state of Para, comprised of Requests for Mining Permit (PLG) and Survey Request specified as follows:

BLOCK 1 according to annex A-1 and A2 of this present instrument which covers:
DNPM, no. 852.875/94 to 852.906/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.908/94 to 852.912/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.914/94 to 852.918/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.920/94 to 852.924/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.926/94 to 852.929/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.931/94 to 852.934/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.936/94 to 852.942/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.944/94 to 852.948/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.957/94 to 852.961/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.963/94 to 852.967/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.969/94 to 852.973/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.975/94 to 852.979/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.981/94 to 852.985/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.987/94 to 852.991/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 852.993/94 to 853.000/94 Request for PLG of Alvaro da Silva Souza; DNPM, no. 850.567/94 Request for Survey of Alvaro da Silva Souza;

B. The LICENSEE is also the owner of part of the possession of the property which covers the mineral rights referred to in item A above, and, for a better identification of its limits, a location plant of the property is attached to this present instrument as annex A-3.

C. The LICENSEE has been exploring in a rudimentary and continuous manner the areas of "Garimpo Novo Porto", and is looking for an interested company with technology and resources to


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survey, explore and make economic use of the gold mineral reserves which may eventually exist therein.

D. The LICENSEE signed and celebrated a Memorandum of Understanding on 05SEP2005, hereinafter referred to as "MOU", whereby the LICENSEE allowed Supply Consult, a company with its Head Office in Germany at Karolinen Platz 5, Muenchen, hereinafter referred to as "SUPPLY", the rights to survey and acquire the mineral rights of "Garimpo Novo Porto", against payments, calculated and due under the terms and conditions indicated and declared therein;

E. AURORA received from Supply the information regarding the potential primary gold in "Garimpo Novo Porto" and believes possible the existence of primary minerals and, therefore, is interested in acquiring the pertinent mineral rights;

F. Supply resolved to transfer to AURORA the rights which have been conferred upon Supply by the LICENSEE in the MOU, which the latter agrees to;

Therefore, AURORA and LICENSEE agree to execute a definitive agreement whereby the conditions, amounts, deadlines and other clauses and conditions shall be established and which shall hereon be in force between the parties hereby present, and in this regard, the parties, AURORA and LICENSEE, agree to the following:

I.   ASSESSMENT OF GARIMPO NOVO PORTO

1. The LICENSEE, hereby and in the best form of the law, permits AURORA to execute in "Garimpo Novo Porto", for a period of 41 (forty-one) months as from the date of this agreement, assessment work and geological survey which it deems necessary to ascertain the existence of possible primary deposits which may be economically explored and, consequently its interest in definitively acquiring or not the respective mineral rights and the properties in question; (the "Assessment").

2. It shall be up to AURORA to determine the nature, scope and extension of the survey works, and thus, all costs and expenses incurred therein are of its exclusive responsibility.

3. For the purposes of assuring a good execution of the assessment, the
LICENSEE:
a) Grants AURORA the right to occupy any of the surface areas of "Garimpo Novo Porto" which possession he declares to have, free of claims from third parties, and AURORA is assured that in case it cannot exercise its rights due to eventual problems with above ground occupiers, it is hereby authorized by the LICENSEE to take legal action in this regard, and eventual expenses or compensations paid to them shall be deducted from the payments stipulated herein.

b) Authorizes AURORA to use the landing strip for airplanes and, if needed, to alter its outline and access roads, facilities and other improvements therein existing, and in this regard the parties shall sign a term of responsibility and/or a "loan for use".

c) Shall prepare a survey of the persons involved in the mining works at "Garimpo Novo Porto" and will present to AURORA a complete report within 90 (ninety) days from AURORA's request,


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but AURORA is assured that in case it cannot exercise its rights due to eventual problems with miners, it is hereby authorized by the LICENSEE to take legal action in this regard, and eventual expenses or compensations paid to them shall be deducted from the payments stipulated herein.

d) AURORA acknowledges that the above ground areas of "Garimpo Novo Porto" do not include the totality of the mineral rights referred to in BLOCK I, therefore, in case AURORA cannot exercise its rights due to eventual problems with ground occupiers, the actions resulting thereof are the responsibility of AURORA, although the LICENSEE shall assist in whatever possible.

e) in the surface areas of "Garimpo Novo Porto" included in the mineral rights referred to in BLOCK I, the LICENSEE may not have its portions deducted under the terms of item c above, since at any time it can deliver the same areas to AURORA free and unencumbered without miners or ground occupiers.

4. The LICENSEE agrees to transfer the mineral rights in "Garimpo Novo Porto" referred to in the survey requests to AURORA GOLD MINERACAO LTDA., as soon as it is incorporated; meanwhile, the Requests for Mining Permission shall be transferred to VERA LUCIA LOPES FERRAZ, Brazilian, married, businesswoman, registered with CPF under No. 600.396.207-00, ID number RG 1816002 IFP/RJ, with address at Rua Barra do Mendes, no. 245, casa 01, RJ, CEP 22753-040, under the terms of annex B 1 and 2, and the transferee, in the condition of depository, shall be the titleholder until when these rights can be transferred to AURORA, according to clause 10, item b below, with the mineral rights to be kept in order and good condition until they can be assigned to AURORA or eventually returned to the LICENSEE, all this in the manner hereunder stipulated. In consideration for the authorization hereby granted to proceed with the Assessment of "Garimpo Novo Porto" and in terms of price, AURORA shall pay to the LICENSEE individually for the assignment of the mineral rights and rights of possession over their surface areas according to items A and B above:

a) US$ 2,500.00 (two thousand five hundred dollars), by 25 DEC 05, after the signing of this instrument;
b) US$ 10,000.00 (ten thousand dollars) on 15 JAN 2006, provided AURORA confirms the mineral rights have priority and are in order and duly registered without any fault or pending issue which affect them negatively;
c) US$ 37,500.00 (thirty-seven thousand five hundred dollars) on 30 MAY 2006, and provided that the approval of the assignments has been published at this time for the totality of the mineral rights. In the absence of such facts, and within the referred period, the above-mentioned payment is to be suspended and shall be paid within 5 (five) days upon total compliance with such stipulations;
d) US$ 50,000.00 (fifty thousand dollars) on 30 MAY 2007, and provided that the transformation of the Requests for Mining Permission into survey licenses have been published for the totality of this kind of mineral rights referred to herein. In the absence of such facts, and within the referred period, the above-mentioned payment is to be suspended in 50% (fifty percent of its amount) which shall be paid within 5 (five) days upon total compliance with such stipulations;
e) US$75,000.00 (seventy-five thousand dollars) on 30 MAY 2008, or in twelve months against the payment stipulated in item d above, whichever occurs last.


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4.1     As complement to the price, AURORA shall also pay to the LICENSEE the sum of U$1,850,000.00 (one million eight hundred and fifty thousand dollars) on 30MAY2009 or in 12 (twelve) months from the payment stipulated in item "e" above, whichever occurs last, in case it wishes to opt for keeping Block1 under its name.

4.2 Amounts due, Conversion and Calculation: On the original due date of each of the portions, "4(a) to 4 (e)" , each amount shall be converted from US dollars to Reals according to the exchange rate obtained by AURORA, when changing the currency 30 (thirty) days prior to the payment, or, in its absence, to the average of the current commercial buying and selling exchange rates obtained on the last day immediately prior to the date of the referred payment, as informed in the newspaper "Gazeta Mercantil" or in its absence, in another major daily newspaper.

4.2.1   The payment of the amounts shall be made:

4.2.1.1 Personally, or via deposit in bank account in Itaituba, specified as follows, or any other which the LICENSEE may indicate to AURORA, with the amounts referring to in "4(a) to 4(e)" to be deposited in the LICENSEE's account:

+ Alvaro da Silva Souza - BANCO BRADESCO S/A - Branch 0759 - ITAITUBA-PA. SAVINGS ACCOUNT: 0617669-0 IN THE NAME OF "SILVANETE SILVA DE SOUSA, WITH ADDRESS AT TRAVESSA JOAO PESSOA - 650-ITAITUBA, PARA.

4.2.1.2 The above bank account may only be changed up to the 5th business day immediately prior to the date of payment.

4.2.1.3 Specially in view of the fact that AURORA is being incorporated, the payment of instalment 4(a) may be made with a remittance from overseas by Supply;

4.3 The above payments include indemnities and rentals payable to the ground occupiers of the property in which AURORA conducts its survey; in case any occupier other than the LICENSEE is found in those areas, the LICENSEE, in view of the Block in question, shall obtain for AURORA access to survey and the right to mining without onus; on the contrary, AURORA may take legal action in this regard and deduct all and any expense which it may incur from the above referred payments.

II.     TEMPORARY SUSPENSION

5. If for any reason beyond its control, including, but not limited to, the invasion of "Garimpo Novo Porto" by third parties and impossibility of access to same due to resistance of its proprietors and/or occupants, AURORA is obstructed from executing mineral research works therein, it shall have the right to suspend work for the period of time which the obstruction lasts.

6. Should this occur, AURORA shall immediately: (i) notify the facts to LICENSEE and (ii) adopt, if the nature of the circumstance so allow and with the cooperation of the LICENSEE, including the provisions of item 3 above, all measures within its reach to overcome such obstruction and resume work.


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7. During the period of suspension of works, the deadlines for conclusion of the
Assessment and for payment of the installments of the price referred to in clauses 4(c) to 4(e) shall be extended by a period equal to the suspension.

III.     COMPATIBILITY BETWEEN SURVEY WORKS AND MINING WORKS

8. During the geological assessment stage of the "Garimpo Novo Porto" referred to in Chapter I above, the LICENSEE may develop mining works therein, provided such mining work does not interfere with the survey activities by AURORA and there is no increase in the production fronts (volume of gold recovered) previously developed and, further:

a) its object is exclusively extractable gold; gold prospecting, washing and digging.
b) it is limited to open sky works;
c) it is limited to a depth not exceeding 25 (twenty-five) metres of the surface quota
d) does not employ more workers than those involved to date.

IV.     THE IMPROVEMENT OF THE MINERAL RIGHTS

9. The parties are aware that part of the mineral rights held by the LICENSEE to pursue what is stipulated in this instrument, may be converted into survey licenses, that is, they will be the object of requests for survey license, and the requests for mining permits on the "Garimpo Novo Porto" as listed in item A above may be extinct or discontinued.

10. It is the undertaking of all Parties that, jointly, they will work to obtain as soon as possible:

a. The issue of environmental licences and the proper assignment of mining permits for conversion into survey licenses, issue of survey licenses, for "Garimpo Novo Porto" for the areas object of the requests still under examination by DNPM;

b. The proper transformation of the requests for mining permits already assigned and those to be assigned into authorization of mineral survey according to current legislation.

11. For the purposes contained in clause 10 above, the LICENSEE shall give representation powers to AURORA and its lawyer, in the form of annex C1 and 2, before DNPM and the environmental agency of the state of Para, which commits not to object, and to facilitate regarding the transfer, conversion, assent, regarding said mineral rights, and the survey work done by and for AURORA or by and for whomever it indicates, without any onus.

12. The expenses incurred for the purposes of this Chapter IV, including, among other things, obtaining environmental licences, payment of taxes and fess, will be for AURORA's account.

V.     ANTECIPATED RESCISION OF THE AGREEMENT

13. AURORA shall have the right, with a notice addressed to the LICENSEE, to denounce this Agreement and consider it terminated in all or in part, if:


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a) The Survey Requests and/or Requests for Mining Permits (PLG's) are not
granted or if the conversion of said PLG's into authorization(s) are denied by DNPM;
b) The DNPM refuses to approve the assignment of mineral rights in its favour as referred to in Chapter I above;
c) At its exclusive discretion, the results of the geological assessment, even if partial, indicate the inexistence or insufficiency of gold reserve for economical industrial use.

13.1 Occurring either of the situations above, the agreement shall be immediately deemed rescinded, and the parties shall be free from the undertakings yet to be due, which both parties reciprocally hereby undertook, and none of the party is entitled to any indemnity or compensation of any nature by virtue of the resulting rescission.

13.2 Still in those situations, AURORA:

a) shall not claim reimbursement of any amounts previously paid to the LICENSEE or spent in the course of its survey works;
b) shall be dispensed from effecting any payment still to be due,
c) Shall withdraw from the surface areas of "Garimpo Novo Porto", returning the mineral rights assigned in the state they were in back to the LICENSEE;
d) shall, within 30 (thirty) days from the date of notice of rescission and independently of any payment, supply to the LICENSEE the technical information generated in the course of its survey works.

VI.     RETURN OF THE MINERAL RIGHTS

14. At any time during the assessment period, if the results of the assessment are unfavourable, and the measures referred to in Chapter I above are unsuccessful, AURORA may notify the LICENSEE personally or via AR at the address indicated, so that it receives in return the rights to the mining permits and/or survey authorizations referred to herein, indicating the place and date for the LICENSEE, or whomever it indicates, to appear and receive back the respective rights, and in case of absence, to be aware to appear in the same place within 48 hours of the date initially indicated by AURORA.

14.1 In case the LICENSEE, after 90 days from the notification, has not done so, that is, has not provided the required documentation in this regard, and presented itself at the office of AURORA for such purpose, AURORA may dispose of those rights as it deems fit, giving up or assigning to third parties.

14.2 AUORA is obliged to return the mining rights and other possessions (if these have been previously given) in perfect condition, that is, valid, to the LICENSEE, without any cost to the LICENSEE. The non-compliance with this item may subject AURORA to respond for loss and damages. And other penalties provided for in the Brazilian legislation.


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VII.     OTHER OBLIGATIONS

15. As provided for in this agreement, the LICENSEE is obliged to, besides other obligations undertaken with AURORA,

a) Care for the proper handling of the survey requests and mining permits and comply adequately with all the requirements which are requested by the competent authorities regarding the assignment of Permits, obtaining survey licenses or mining resolutions;
b) Execute the mining works in strict obedience to the pertinent legal and regulating norms, observing the limitations covered in Chapter III above;
c) Adopt all measures within its reach to guarantee that AURORA may execute its mineral survey by avoiding or stopping the invasion of "Garimpo Novo Porto" by third parties;
d) Supply to AURORA, whenever requested, geological data and information regarding "Garimpo Novo Porto", which have been obtained in the course of the mining works.

16. As provided for in this agreement, the AURORA is obliged to, besides other obligations undertaken with AURORA:

a) Follow up with DNPM all processes listed in item A, from the date when the survey requests and/or assignments, and/or conversions of the mining permits into survey authorizations were submitted;
b) Care for the proper handling of the requests referred to in item (a) above and comply, if necessary with the cooperation of the LICENSEE, all the requirements which are requested by the competent authorities regarding the assignment of survey authorizations;
c) Effect full payment (i) of all expenses necessary to obtain the environmental licenses required for the assignment of the survey authorizations referred to in clause 10 above, and (ii) all taxes and fees necessary for the assignment of such survey authorizations;
d) Execute mineral survey works in strict compliance with the legal norms and pertinent regulations;

VIII.     GENERAL CONDITIONS

17. IRREVOCABILITY - Except as provided for in clause 13 above, this agreement is signed in an irrevocable manner, and the LICENSEE is obliged not to alienate or promise to alienate, in any way or form, not to burden nor abandon the mineral rights object of this agreement.

18. ASSIGNMENT AND TRANSFER - The LICENSEE hereby agrees and has nothing to oppose that the rights hereby conferred to AURORA in this agreement may in part or in whole be transferred, assigned, alienated, sold to third parties at the exclusive discretion of AURORA, which may also associate with others for the compliance of this agreement, however, AURORA, in case of assignment, alienation, sale and or total transfer of the rights hereby conferred, shall include a clause in this regard, and notify the LICENSEE of its decision.

19. CONFIDENCIALITY - Except where required by law or by the regulations of the Stock Exchange, the parties shall maintain strict confidentiality of the terms and conditions of this agreement and shall not disclose to third parties, in any form, oral or written, information regarding


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the mining works without prior consent in writing from the non-disclosing party.
Each party shall demand from its representatives, employees, consultants and service providers identical confidentiality agreement.

20. COMMUNICATIONS/CITATIONS - All communications and notices transmitted under the terms of this agreement are to be made in writing and delivered personally or transmitted by AR to the addresses indicated in the preamble of this agreement on to any other place that each of the party indicates, in the form indicated in this clause and to this effect the present clause is irrevocable, without any possibility of revocation until all the obligations herein established have been complied with.

21. AMENDMENTS - Any amendment to this agreement shall be made in writing and signed by the parties hereby represented.

22. ARBITRATION - The partners elect the Main Court of the city of Belem, State of Para, to resolve any doubts deriving from this agreement which cannot be resolved amicably.

IN WITNESS WHEREOF, the parties execute this instrument in 3 (three) counterparts of identical tenor and form, in the presence of 2 (two) witnesses below, who also subscribe this instrument.

Belem, December 14, 2005

(Signed)                                      (Signed)
ALVARO DA SILVA SOUZA                         AURORA GOLD MINERACAO LTDA.

Witnesses:
1. (Signed)                                   2. (Signed)
Name: Soraya Ferraz                           Name: Bruna Wandermurem de Souza
Identity: 07756682-2 SSP-RJ                   Identity: 20.453.680.9 DIC-RJ

Notary Public seal and stamp authenticating the signature of Alvaro da Silva
Souza


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                                POWER OF ATTORNEY


Alvaro da Silva Souza, Brazilian, single, miner prospector, bearer of ID number RG 75528/SSP-RO, and Taxpayer's Registry no. CPF 414.532.122-72, appoints as his attorney, Luis Mauricio Ferraiuoli de Azevedo, Brazilian, single; lawyer, registered with OAB-RJ under no. 80412 and registered at CPF/MF under no. 753.468.697-00, granting him powers to represent him in the condition of titleholder of certain mineral rights in the location named Garimpo do Novo Porto, Municipality of Itaituba, state of Para, comprising of Requests for Mining Permit and Survey Request specified as follows: DNPM, no. 852.875/94 to 852.906/94, 852.908/94 to 852.912/94; 852.914/94 to 852.918/94; 852.920/94 to
852.924/94; 852.926/94 to 852.929/94; 852.931/94 to 852.934/94; 852.936/94 to
852.942/94; 852.944/94 to 852.948/94; 852.957/94 to 852.961/94; 852.963/94 to
852.967/94; 852.969/94 to 852.973/94; 852.975/94 to 852.979/94; 852.981/94 to
852.985/94; 852.987/94 to 852.991/94 and 852.993/94 to 853.000/94, as well as
Survey Request DNPM no. 850.567/053; with ample and general powers to: take all necessary steps to receive, transfer and assign, whether free or in payment, the Requests for Mining Permits and the Survey Requests, who may apply whatever is necessary, including request for transformations of the same requests into Mineral Research Licenses or agree with the mineral survey on the same areas, and in this regard, transfer or assign, whether free or not, as well as visit, and so practice such acts, and further in this regard, contact the National Department of Mineral Production (DNPM), the Ministry of Mines and Energy, the Brazilian Institute for Environmental and Renewable Natural Resources, SECTAM, and any other federal, state, municipal or Federal District agencies, Notary Public offices, Government Registries in general, with powers also to sub-establish this Power of Attorney which is valid until 30JUN06.

Itaituba, December 14, 2005

(Signed)
ALVARO DA SILVA SOUZA

Notary Public seal and stamp authenticating the signature of Alvaro da Silva
Souza


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